EXHIBIT  99B1(A)                          CALVERT  MUNICIPAL  FUND,  INC.
                              ARTICLES  OF  AMENDMENT
CALVERT MUNICIPAL FUND, INC. (FORMERLY KNOWN AS CALVERT MUNICIPAL BOND FUND, INC.), A CORPORATION ESTABLISHED UNDER THE GENERAL CORPORATION LAW OF THE
STATE OF MARYLAND (THE "CORPORATION"), HEREBY CERTIFIES TO THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THAT:
FIRST:                 THE  CHARTER  OF  THE  CORPORATION  IS  HEREBY AMENDED BY
STRIKING  THE  WORD  "BOND"  FROM  THE  CORPORATION'S  NAME,  SO  THAT  THE
CORPORATION'S  NAME  IS  NOW  "CALVERT  MUNICIPAL  FUND,  INC."
SECOND:            THE  BOARD  OF  DIRECTORS  OF  THE  CORPORATION, BY UNANIMOUS
CONSENT, ADOPTED A RESOLUTION IN WHICH WAS SET FORTH THE AMENDMENT TO THE CHARTER, DECLARING THAT THE AMENDMENT WAS ADVISABLE AND DIRECTING THAT IT BE SUBMITTED TO THE SOLE SHAREHOLDER FOR ITS WRITTEN CONSENT.
THIRD:                THE  SOLE  SHAREHOLDER  HAS  CONSENTED  IN  WRITING TO THE
AMENDMENT,  AND  HAS  WAIVED  ANY  RIGHTS  IT  MAY  HAVE  TO  DISSENT  FROM  THE
AMENDMENT.  THE  CONSENT  AND  WAIVER  ARE  FILED  WITH  THE  RECORDS  OF  THE
CORPORATION.
            IN WITNESS WHEREOF, CALVERT MUNICIPAL FUND, INC. HAS CAUSED THESE ARTICLES OF AMENDMENT TO BE SIGNED IN ITS NAME AND ON ITS BEHALF BY ITS VICE PRESIDENT AND SECRETARY, AND ITS CORPORATE SEAL TO BE AFFIXED BELOW AND ATTESTED BY ITS ASSISTANT SECRETARY, ON MAY 21, 1992.
CALVERT  MUNICIPAL  FUND,  INC.
BY:
                              WILLIAM  M.  TARTIKOFF
                          VICE  PRESIDENT  AND  SECRETARY
ATTEST:
SUSAN  WALKER  BENDER
ASSISTANT  SECRETARY